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                             BRANDYWINE REALTY TRUST
                           LONG-TERM PERFORMANCE AWARD
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                  This is a Long-Term Performance Award dated December 31, 1998
(the "Effective Date") from Brandywine Realty Trust, a Maryland real estate investment trust (the "Company") to Anthony A. Nichols, Sr. ("Grantee"). Terms used herein as defined terms and not defined herein have the meanings assigned to them in the Brandywine Realty Trust 1997 Long-Term Incentive Plan, as amended from time to time (the "Plan").

                  1.  Definitions.  As used herein:

                           (a) "Award" means the Long-Term Performance Award
hereby granted.

                           (b) "Board" means the Board of Trustees of the
Company, as constituted from time to time.

                           (c) "Change of Control" means "Change of Control" as
defined in the Plan; provided that if the Grantee has entered into an employment agreement with the Company that includes the term "Change of Control", then the term "Change of Control" as used herein shall include both the definition in the Plan and in the employment agreement.

                           (d) "Code" means the Internal Revenue Code of 1986,
as amended from time to time, and any successor thereto.

                           (e) "Committee" means the Committee appointed by the
Board in accordance with Section 2 of the Plan, if one is appointed and in existence at the time of reference. If no committee has been appointed pursuant to Section 2 of the Plan, or if such a committee is not in existence at the time of reference, "Committee" means the Board.

                           (f) "Elective Shares" means the Shares described in
Paragraph 3(b) hereof.

                           (g) "Employer" means the Company or the Subsidiary
for which Grantee is performing services on the applicable Vesting Date.

                           (h) "Mandatory Shares" means the Shares described in
Paragraph 3(a) hereof.

                           (i) "Plan Year" means the calendar year in which the
Effective Date occurs.

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                           (j) "Restricted Period" means, with respect to each
Restricted Share issued upon satisfaction of the applicable performance criteria, the period beginning on the date such Restricted Shares are issued and ending on the Vesting Date.

                           (k) "Restricted Shares" means the Shares described in
Paragraph 3(c) hereof.

                           (l) "Rule 16b-3" means Rule 16b-3 promulgated under
the Exchange Act, as in effect from time to time.

                           (m) "Share" means a common share of beneficial
interest, $.01 par value per share, of the Company, subject to substitution or adjustment as provided in Paragraph 3(c) of the Plan.

                           (n) "Subsidiary" means, with respect to the Company
or parent, a subsidiary company, whether now or hereafter existing, as defined in section 424(f) and (g) of the Code, and any other entity 50% or more of the economic interests in which are owned, directly or indirectly, by the Company.

                           (o) "Vesting Date" means December 31, 2000.

                  2. Amount of Award.

                           (a) In General. Subject to the terms and conditions
set forth herein and in the Plan, the Company hereby grants to Grantee the right to receive an Award, the amount of which shall be a percentage of such Grantee's base salary, based on the attainment of the performance criteria specified on Attachment A hereto.

                           (b) Condition to Payment of Award. Except as
specified in Paragraph 2(c) hereof, in order to be eligible for payment under the terms of the Award, the Grantee must be employed by the Company or a Subsidiary on the last day of the Plan Year.

                           (c) Partial Year Employment.

                                    (i) If the Grantee's employment with the
Company or a Subsidiary terminates prior to the last day of the Plan Year other than due to death, Disability or Retirement, the Award shall be forfeited immediately upon such termination.

                                    (ii) If the Grantee's employment terminates
prior to the last day of the Plan Year due to death, Disability or Retirement, the Grantee shall be eligible to receive a portion of the Award, determined by multiplying the Award, as determined after the close of the Plan Year, by a fraction, the numerator of which is the Grantee's full and partial months of employment during the Plan Year and the denominator of which is twelve (12).


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                  3. Form and Time of Payment.

                           (a) Mandatory Shares. A minimum of twenty-five
percent (25%) of the Award shall be paid in the form of Mandatory Shares, the number of which shall be determined as the quotient obtained by dividing (x) 25% of the Award by (y) the Fair Market Value per Share determined as of the last day of the Plan Year. Except as otherwise provided in Paragraph 3(b), the remainder of the Award shall be paid in the form of a cash lump sum. Both the Mandatory Shares and the cash lump sum portions of the Award shall be issued or paid, as applicable, as soon as reasonably practicable after the close of the Plan Year.

                           (b) Elective Shares. If the Grantee so indicates on
the Election contained in Attachment B hereto, an additional percentage of the Award may be paid in the form of Elective Shares, the number of which shall be determined as the quotient obtained by dividing (x) the percentage of the Award elected by the Grantee by (y) the Fair Market Value per Share determined as of the last day of the Plan Year; provided that such Election is submitted to the Company by the end of the Plan Year. Except as otherwise provided in Paragraph 6 hereof, until the Vesting Date, Elective Shares shall be held by the Company in escrow.

                           (c) Restricted Shares. Subject to the restrictions
set forth in Paragraph 4 hereof, if the Grantee elects to receive Elective Shares, the Grantee shall receive an additional grant of Restricted Shares, the number of which shall be determined as the quotient obtained by dividing (i) the dollar amount of the portion of the Award that is payable in Elective Shares, as computed pursuant to Paragraph 3(b) hereof, by (ii) eighty-five percent (85%) of the Fair Market Value per Share determined as of the last day of the Plan Year, over (y) the number of Elective Shares, computed pursuant to Paragraph 3(b) hereof.

                           (d) Termination of Employment. Notwithstanding
Paragraphs 3(a) through 3(c) hereof, if the Grantee terminates employment prior to the end of the Plan Year due to death, Disability, or Retirement, payment of the entire Award, as determined pursuant to Paragraph 2(c), shall be made in the form of a cash lump sum as soon as reasonably practicable after the close of the Plan Year.

                  4. Restrictions on Restricted Shares. Subject to the terms and conditions set forth herein and in the Plan, prior to the Vesting Date in respect of Restricted Shares, Grantee shall not be permitted to sell, transfer, pledge or assign such Restricted Shares. Share certificates evidencing Restricted Shares shall be held in custody by the Company until the restrictions thereon have lapsed. Concurrently herewith, Participant shall deliver to the Company a share power, endorsed in blank, relating to the Restricted Shares covered by the Award. During the Restricted Period, share certificates evidencing Restricted Shares shall be held in escrow by the Company and bear a legend in substantially the following form:

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                  THE TRANSFERABILITY OF THIS CERTIFICATE AND THE SHARES
                  REPRESENTED HEREBY ARE SUBJECT TO THE TERMS AND
                  CONDITIONS (INCLUDING FORFEITURE) OF THE BRANDYWINE REALTY TRUST 1997 LONG-TERM INCENTIVE PLAN AND AN AGREEMENT ENTERED INTO BETWEEN THE REGISTERED OWNER AND BRANDYWINE REALTY TRUST. COPIES OF SUCH PLAN AND AGREEMENT ARE ON FILE IN THE PRINCIPAL OFFICES OF BRANDYWINE REALTY TRUST AND WILL BE MADE AVAILABLE TO ANY SHAREHOLDER WITHOUT CHARGE UPON REQUEST TO THE SECRETARY OF THE COMPANY.

                  5.  Lapse of Restrictions.

                           (a) Subject to the terms and conditions set forth
herein and in the Plan, the restrictions set forth in Paragraph 4 on each Restricted Share that has not been forfeited shall lapse on the Vesting Date.

                           (b) Notwithstanding Paragraph 5(a), a Vesting Date
for all Restricted Shares subject to the Award shall occur upon the occurrence of a Change of Control or upon the Grantee's death before the Vesting Date, and the Restricted Shares, to the extent not previously vested, shall thereupon vest in full.

                  6. Forfeiture of Restricted Shares. Subject to the terms and conditions set forth herein, the Grantee may withdraw Elective Shares from the Company's escrow at any time before the Vesting Date by providing notice to the Committee. If the Grantee withdraws Elective Shares from the Company's escrow at any time before the Vesting Date, the Grantee shall forfeit all of the Restricted Shares.

                  7. Rights of Grantee. During the Restricted Period, with respect to the Restricted Shares, Grantee shall have all of the rights of a shareholder of the Company, including the right to vote the Restricted Shares and the right to receive any distributions or dividends payable on Shares.

                  8. Notices. Any notice to the Company under this Award shall be made to:

                            Brandywine Realty Trust
                            14 Campus Boulevard
                            Newtown Square, PA 19073
                            Attention:  President and Chief Executive Officer

or such other address as may be provided to Grantee by written notice. Any notice to Grantee under this Award shall be made to Grantee at the address listed in the Company's personnel files. All notices under this Award shall be deemed to have been given when hand-delivered, telecopied or mailed, first class postage prepaid, and shall be irrevocable once given.



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                  9. Securities Laws. The Committee may from time to time impose any conditions on the Restricted Shares as it deems necessary or advisable to ensure that the Plan satisfies the conditions of Rule 16b-3, and that Shares are issued and resold in compliance with the Securities Act of 1933, as amended.

                  10. Withholding. At the time of payment of the Award, the Grantee shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any Federal, state or local taxes of any kind required by law to be withheld with respect to such amount. Unless otherwise determined by the Board at the time of payment, the minimum required withholding obligations may be settled with Shares, including Shares that are part of the Award that gives rise to the withholding requirement. The obligations of the Company under the Plan shall be conditional on such payment or arrangements and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Grantee.

                  11. Delivery of Shares. Upon a Vesting Date, the Company shall notify Grantee (or Grantee's legal representatives, estate or heirs, in the event of Grantee's death before a Vesting Date) that the restrictions on the Restricted Shares have lapsed. Within ten (10) business days of a Vesting Date, the Company shall, without payment from Grantee for the Restricted Shares, deliver to Grantee a certificate for the Restricted Shares without any legend or restrictions, except for such restrictions as may be imposed by the Committee, in its sole judgment, under Paragraph 9, provided that no certificates for Shares will be delivered to Grantee until appropriate arrangements have been made with Employer for the withholding of any taxes which may be due with respect to such Shares. The Company may condition delivery of certificates for Shares upon the prior receipt from Grantee of any undertakings which it may determine are required to assure that the certificates are being issued in compliance with federal and state securities laws. The right to payment of any fractional Shares shall be satisfied in cash, measured by the product of the fractional amount times the Fair Market Value of a Share on the Vesting Date, as determined by the Committee.

                  12. Award Not to Affect Employment. The Award granted hereunder shall not confer upon Grantee any right to continue in the employment of the Company or any Subsidiary.

                  13. Miscellaneous.

                           (a) The address for Grantee to which notice, demands
and other communications are to be given or delivered under or by reason of the provisions hereof shall be the Grantee's address as reflected in the Company's personnel records.

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                           (b) This Award and all questions relating to its
validity, interpretation, performance and enforcement shall be governed by and construed in accordance with the laws of Maryland.

                                BRANDYWINE REALTY TRUST



                                BY: /s/ Gerard H. Sweeney
                                    ---------------------------------
                                        Gerard H. Sweeney


                                TITLE:  President and Chief Executive Officer




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